MERIDIAN CORPORATION

SUPPLEMENTAL EXECTUIVE RETIREMENT

DEFERRED COMPENSATION PLAN

AMENDMENT

WHEREAS, Meridian Corporation maintains the Meridian Bank Supplemental Executive Retirement Deferred Compensation Plan (the “Plan”) for the benefit of a select group of management or highly compensated employees of Meridian Corporation, its subsidiaries and affiliates; and

WHEREAS, Meridian Corporation wishes to amend the Plan to permit each participant thereunder to direct that his or her account tracks an investment in common stock of Meridian Corporation;

NOW, THEREFORE, the Plan is hereby amended, effective March 12, 2020, as follows:

1.	The following Section 1.6A is added immediately following Section 1.6:

“1.6ACompany Stock

Common stock of Meridian Corporation.”

2. The following Section 1.17A is added immediately following Section 1.17:

“1.17AInvestment Election Period

A portion or portions of each calendar year, as designated by the Administrator in its sole and absolute discretion.”

3. Section 5.2 of the Plan is amended by re-designating Subsection (b) as Subsection (c) and adding the following Subsection (b) immediately after Subsection (a):

“(b)Notwithstanding Subsection (a):

(1)

During each Investment Election Period, a Participant may irrevocably elect that all or a portion of his or her Account balance shall be deemed to be invested in Company Stock and, in the event of such election, the Participant’s Account shall be credited with the number of shares of Company Stock equal to such portion (expressed in dollars) of the Account balance divided by the Fair Market Value of one share of Company Stock on the day of such election. Such number of shares shall be recorded as Company Stock units in the Participant’s Account, solely for bookkeeping purposes.

(2)

During each Investment Election Period, a Participant may elect that all or a portion of future Deferrals, Matching Contributions, Employer Discretionary Contributions and/or Employer Supplemental Contributions be deemed to be invested in Company Stock and, in the event of such election, the Participant’s Account shall be credited with the number of shares of Company Stock equal to such portion of such contributions (expressed in dollars) divided by the Fair Market Value of one share of Company Stock on the day of such contribution(s). Such number of shares shall be recorded as stock units in the Participant’s Account, solely for bookkeeping purposes. Such election may be changed or revoked only during any subsequent Investment Election Period and only with respect to contributions made thereafter.

(3)	The number of Company Stock units credited to a Participant’s Account pursuant to the Participant’s elections under Paragraphs (1) and (2) may not be reduced except as provided in Paragraph (4).

(4)

The number of Company Stock units credited to a Participant’s Account shall be appropriately adjusted to reflect stock splits, stock dividends, and other like adjustments in Company Stock. Each number of Company Stock units credited to a Participant’s Account shall be credited with the number of shares of Company Stock that could be purchased with an amount equal to the cash dividends that would be payable on the number of shares of Company Stock, determined by dividing the amount of any cash dividend (expressed in dollars) by the Fair Market Value of Company Stock on the day that such dividend is paid.

(5)

For purposes of this Section 5.2, “Fair Market Value” of Company Stock as of any particular day means the closing price of Company Stock on the principal market on which Company Stock is traded for such day, or, if such day is not a trading day on such market, the next trading day.”

4. Article 6 of the Plan is amended by adding the following Section 6.18 at the end thereof:

“6.18 Mode of Distribution

With respect to any payment to a Participant under this Article, the Participant may elect to receive such payment in the form of cash or Company Stock provided however that the Participant may not receive shares of Company Stock in excess of the number of Company Stock units credited to the Participant’s Account. Each share of Company Stock paid shall reduce by one the number of Company Stock units credited to the Participant’s Account.”

5. Article 10 of the Plan is amended by adding the following Section 10.19 at the end thereof:

“10.19Limitations for Section 16b Insiders

Notwithstanding any provision of the Plan, the Company or the Administrator may impose such limitations and restrictions as it deems necessary or appropriate to comply with an exemption to the short-swing profit recover rules of Section 16 of the Securities Exchange Act of 1934.”

The Plan shall otherwise remain in full force and effect.

Executed pursuant to authority of the Board of Directors this 12th day of March, 2020.

By:	/s/ Chris Annas
Name:	Chris Annas
Title:	President & CEO